Exhibit 99.1

MetroPCS Reports First Quarter 2004 Financial Results

First Quarter 2004 Highlights:

•	Customers grew to 1,151,000 with approximately 174,000 net additions for the quarter
•	Net income for the quarter was $10.8 million
•	Quarterly Adjusted EBITDA of $39.1 million[1]
•	Quarterly CPGA of $96.74[1]
•	Quarterly CCPU of $18.80[1]

For Immediate Release: May 7, 2004

Dallas, TX – MetroPCS, Inc. today announced first quarter 2004 financial results including growth in quarterly service revenue to $132.9 million from $76.0 million for the same quarter last year. Operating income for the quarter was $23.0 million up from $1.8 million for the same period a year ago.

CPGA for the quarter was $96.74, which represents an 8% decline from the same quarter last year. CCPU for the quarter was $18.80, which represents a 1% increase over the same quarter last year. ARPU for the first quarter was $40.00 compared with $39.50 for the same quarter last year.

Adjusted EBITDA for the quarter was $39.1 million which represents an increase of 249% from last year’s first quarter results. First quarter net income applicable to common stock was $6.0 million compared to a net loss of $4.3 million for the same quarter last year. Monthly churn for the first quarter was 3.8% compared to 3.5% for the same quarter last year.

[1]	In addition to the results prepared in accordance with Generally Accepted Accounting Principles (GAAP) provided throughout this press release, MetroPCS, Inc. has presented non-GAAP financial measures such as Adjusted EBITDA, CPGA, CCPU and ARPU. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables.

Capital additions were $49.2 million in the quarter primarily related to the expansion of the coverage area of the company’s network and an increase in the capacity of the network. MetroPCS, Inc. had a March 31, 2004 cash balance of $185.1 million.

Conference Call Information

MetroPCS will discuss the company’s performance during a conference call on Monday, May 10, 2004 at 1:00 PM Central Standard Time (2:00 PM EST and 11:00 AM PST). To access the call, dial 877-817-7175. Replay will be available through May 17, 2004 by dialing 888-266-2081 (Access Code 461695).

Please plan on gaining access 10 minutes prior to the start of the call.

Cautionary Statement regarding forward-looking statement

MetroPCS is a provider of wireless communications services in the greater Miami, San Francisco, Atlanta and Sacramento metropolitan areas. We hold 18 PCS licenses clustered in these markets with a total population of approximately 24.1 million. MetroPCS launched service in all of its markets in the first quarter of 2002 with the exception of the San Francisco market, which was launched in September 2002.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including our future expectations concerning our financial and operating performance. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from MetroPCS’ actual future experience involving any one or more of such matters and subject areas. MetroPCS has attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from MetroPCS’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and the other risks and uncertainties. This press release speaks only as of its date, and MetroPCS disclaims any duty to update the information herein.

About MetroPCS Inc.

Dallas-based MetroPCS is a provider of wireless communications services with a total of 18 PCS licenses in the greater Miami, San Francisco, Atlanta and Sacramento metropolitan areas. MetroPCS offers customers flat rate plans with unlimited anytime local and long distance minutes with no contract. The company is among the first wireless operators to deploy an all-digital network based on third generation infrastructure and handsets. For more information, visit the company Web site at www.metropcs.com.

For further information contact:

Investor Relations

Suzi Sharp

214-265-2558

ssharp@metropcs.com

Media Relations

Diane McKenna

214-265-2595

dmckenna@metropcs.com

Financial Statements

MetroPCS, Inc. and Subsidiaries

Consolidated Statements of Operations

Unaudited

(In Thousands)

	Three Months Ended March 31,
	2003	2004
REVENUES:
Service revenues	$75,999	$132,921
Equipment revenues	23,399	40,077

Total revenues	99,398	172,998

OPERATING EXPENSES:
Cost of service	25,929	40,909
Cost of equipment	44,213	64,047
Selling, general and administrative expenses	18,046	28,916
Non-cash compensation	241	3,256
Depreciation and amortization	9,047	12,774
Loss on sale of assets	111	87

Total operating expenses	97,587	149,989

INCOME FROM OPERATIONS	1,811	23,009
OTHER (INCOME) EXPENSE:
Interest expense	1,755	5,572
Interest income	(140)	(616)
Gain on extinguishment of debt	—	(201)

Total other expense	1,615	4,755
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	196	18,254
PROVISION FOR INCOME TAXES	(113)	(7,417)

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	83	10,837
Cumulative effect of change in accounting principle, net of tax	(74)	—

NET INCOME	9	10,837
ACCRUED DIVIDENDS ON SERIES D PREFERRED STOCK	(4,268)	(4,747)

NET INCOME (LOSS) APPLICABLE TO
COMMON STOCK	$(4,259)	$6,090

MetroPCS, Inc. and Subsidiaries

Summary Consolidated Balance Sheets

Unaudited

(In Thousands)

	December 31, 2003	March 31, 2004
CURRENT ASSETS:
Cash and cash equivalents	$235,965	$185,109
Inventory, net	21,210	22,957
Other current assets	35,976	43,913

Total current assets	293,151	251,979
Property and equipment, net	482,965	519,549
Restricted cash and investments	1,248	1,422
Long-term investments	19,000	15,999
PCS licenses	90,619	90,619
Other assets	15,511	15,652

Total assets	$902,494	$895,220

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$153,688	$121,677
Other current liabilities	2,295	1,673
Deferred revenue	31,091	36,472
Current portion of long-term debt	13,362	13,579

Total current liabilities	200,436	173,401
Long-term debt, net	182,433	179,523
Other long-term liabilities	55,336	63,643

Total liabilities	438,205	416,567

COMMITMENTS AND CONTINGENCIES SERIES D CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK	379,401	384,267
STOCKHOLDERS’ EQUITY:
Common stock and additional paid-in capital	88,916	92,424
Subscriptions receivable	(92)	(93)
Deferred compensation	(4,229)	(4,328)
Retained earnings	293	6,383

Total stockholders’ equity	84,888	94,386

Total liabilities and stockholders’ equity	$902,494	$895,220

MetroPCS, Inc. and Subsidiaries

Summary Consolidated Statements of Cash Flows

Unaudited

(In Thousands)

	Three Months Ended March 31,
	2003	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9	$10,837
Adjustments to reconcile operating activities net cash	(4,835)	13,531

Net cash provided by (used in) operating activities	(4,826)	24,368
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	(26,623)	(70,527)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities	5,581	(4,697)

DECREASE IN CASH AND CASH EQUIVALENTS	(25,868)	(50,856)
CASH AND CASH EQUIVALENTS, beginning of period	61,717	235,965

CASH AND CASH EQUIVALENTS, end of period	$35,849	$185,109

Non-GAAP Measures

We utilize certain financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA; average revenue per user, or ARPU; cost per gross addition, or CPGA; and cash cost per user, or CCPU, are an integrated set of non-GAAP financial measures utilized by our management to judge our operating performance. We believe these measures are important in understanding the performance of our operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, we believe that these measures (which are common in the wireless industry) facilitate key operating performance comparisons with other companies in the wireless industry. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

We have presented adjusted EBITDA because this financial measure, in combination with other GAAP and non-GAAP financial measures, is an integral part of our internal reporting system utilized by management to assess and evaluate the performance of our business. Adjusted EBITDA is used by management to facilitate evaluation of our ability to meet future debt service, capital expenditure and working capital requirements. Omitting interest, taxes and the enumerated non-cash items provides a financial measure that is useful to management in assessing operating performance because the cash generated by our business operations enables us to grow. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Additionally, adjusted EBITDA is tied directly to the other key non-GAAP operating measures we monitor, including ARPU, CPGA and CCPU.

Adjusted EBITDA is a supplement to GAAP financial information and should not be construed as an alternative to, or more meaningful than, net income (loss), as determined in accordance with GAAP, or cash flows from operating activities, as determined in accordance with GAAP. We believe adjusted EBITDA is useful to investors as a means to evaluate our operating performance prior to financing costs, tax charges, non-cash depreciation and amortization expense, non-cash compensation charges, and certain other non-cash items. The following table reconciles net income (loss) as determined in accordance with GAAP, to adjusted EBITDA for the periods indicated. We have also presented a reconciliation of adjusted EBITDA to net cash provided by (used in) operating activities to provide information with respect to our ability to meet future debt service, capital expenditure and working capital requirements

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization	Three Months Ended March 31,
(Adjusted EBITDA)	2003	2004
	(In thousands)
Net income	$9	$10,837
Add back non-adjusted EBITDA items included in net income:
Non-cash compensation	241	3,256
Depreciation and amortization	9,047	12,774
Loss on sale of assets	111	87
Interest expense	1,755	5,572
Interest income	(140)	(616)
Gain on extinguishment of debt	—	(201)
Provision for income taxes	113	7,417
Cumulative effect of change in accounting principle, net of tax	74	—

Adjusted EBITDA	$11,210	$39,126

Interest expense, net interest income	(1,615)	(4,956)
Bad debt expense	749	433
Accretion of asset retirement obligation	25	79
Non-cash interest	784	688
Deferred rent	414	435
Cost of abandoned cell site	477	183
Working capital changes	(16,870)	(11,620)

Net cash provided by (used in) operating activities	$(4,826)	$24,368

We believe average revenue per user, or ARPU is a useful measure to evaluate our per customer service revenue realization and to assist in forecasting our future service revenues. Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The following table shows the calculation of ARPU for the periods indicated.

	Three Months Ended March 31,
Average Revenue per User (ARPU)	2003	2004
	$ In thousands Except ARPU
Service revenue	$75,999	$132,921
Less: Activation revenues	(1,860)	(3,186)
E-911 revenues	(1,166)	(2,076)

Net service revenues	$72,973	$127,659

Divided by: Average number of customers	615,876	1,063,815

ARPU	$39.50	$40.00

We utilize cost per gross addition, or CPGA, to assess the efficiency of our distribution strategy, validate the initial capital invested in our customers and determine the number of months to recover our customer acquisition costs. This measure also provides a gauge to compare our average acquisition costs per new customer to those of other wireless communications providers. The following table shows the calculation of CPGA for the periods indicated.

	Three Months Ended March 31,
Cost per Gross Addition (CPGA)	2003	2004
	$ In thousands except CPGA
Selling expenses	$9,879	$12,214
Less: Activation revenues	(1,860)	(3,186)
Less: Equipment revenues	(23,399)	(40,077)
Plus: Equipment revenue not associated with new customers	1,035	16,729
Plus: Cost of equipment	44,213	64,047
Less: Equipment costs not associated with new customers	(2,541)	(21,201)

Gross addition expenses	$27,327	$28,526

Divided by: Gross customer additions	260,320	294,886

CPGA	$104.97	$96.74

We believe cash cost per user, or CCPU, is a useful measure to determine our operating efficiency and to gauge our per customer cash costs in relation to those of other wireless communications providers. The following table shows the calculation of CCPU for the periods indicated.

	Three Months Ended March 31,
Cash Cost per User (CCPU)	2003	2004
	$ In thousands except CCPU
Cost of service	$25,929	$40,909
Plus: Equipment costs associated with existing customers	2,541	21,201
Plus: Selling general and administrative expenses	18,046	28,916
Less: Selling expenses	(9,879)	(12,214)
Less: E-911 charges	(1,166)	(2,076)
Less: Equipment revenues associated with existing customers	(1,035)	(16,729)

Existing customer cash costs	$34,436	$60,007

Divided by: Average number of customers	615,876	1,063,815

CCPU	$18.64	$18.80

As noted above, we consider these non-GAAP financial measures to be an integrated set of metrics for evaluating our performance. The table below reconciles the net service revenue, gross addition expense and existing customer cash cost amounts used in calculating ARPU, CPGA and CCPU to adjusted EBITDA.

Reconciliation of ARPU, CPGA and CCPU metrics to Adjusted EBITDA	Three Months Ended March 31,
	2003	2004
	$ In thousands
Net service revenue used to calculate ARPU	$72,973	$127,659
Less: Gross addition expenses used to calculate CPGA	(27,327)	(28,526)
Less: Existing customer cash costs used to calculate CCPU	(34,436)	(60,007)

Adjusted EBITDA	$11,210	$39,126